EXHIBIT 99.3

BASIC LEASE INFORMATION

Date	October 14, 2008

Landlord	90 E Street, LLC

Tenant	North Coast Bank, a division of American River Bank

Building	90 E Street, Santa Rosa, California consisting of approximately 35,250 square feet

Premises	Suite 110 consisting of approximately 3,600 square feet located on the first floor

Type of Lease	Full Service

Use	Bank branch and general office

Term	eighty six (86) months from Lease Commencement Date

Option to extend	One (1), five (5) year option to extend

Parking

Five (5) reserved and two (2) visitor on site spaces in the Building’s parking garage free of charge for the term of the lease and any extensions thereof. Landlord shall be responsible for any costs to mark spaces as reserved. Tenant shall be responsible for managing any unauthorized use of such parking.

Estimated
Commencement Date	Estimated to be November 13, 2011 (See Section 2.b)

Estimated Rent
Commencement	June 1, 2012 (Subject to Section 2.b.)

Initial Base Rent
	Monthly:	$9,360.00
	Annually:	$112,320.00

Annual rental increases	Three Percent (3%) per annum
See Rent Adjustment Addendum One.

Operating Expenses	Tenant’s Percentage Share: 10.2%
	Base Year:	Calendar Year 2011

Security Deposit	Waived

Real Estate Broker	Tenant:	Orion Partners LTD/ Richard Henderson

	Landlord:	Keegan & Coppin Company/ Danny Jones

Address for Notices	Landlord:	90 E Street, LLC
C/O Lawrence Commercial Services
2841 Cleveland Avenue, Suite B
Santa Rosa, CA 95403

	Tenant:	American River Bankshares
C/O Mitchell Derenzo
3100 Zinfandel Drive, suite 450
Rancho Cordova, CA 95670

Exhibits	Exhibit A – Premises
Exhibit B – Memorandum of Commencement
Exhibit C – Rules and Regulations
Exhibit D – Utilities and Services

Addendum	Addendum One – Paragraph 42 - Rental Adjustments Addendum
Addendum Two – Standard Lease Conditions Addendum
Addendum Three – Standard Lease Disclosure Addendum
Addendum Four – Agency Disclosure

THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease shall have the meanings set forth in the Basic Lease Information.

1.	Premises.

Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information, together with the right in common to use the Common Areas of the Building and the property (as shown in Exhibit A). The Common Areas shall mean the areas and facilities within the Building and the property provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., restrooms; janitorial, telephone and electrical closets; and unreserved parking areas).

2.	Term.

a.

Lease Term. The Term of this Lease shall commence on the Commencement Date (as defined in Subsection 2.b.) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for the period (i.e., Term) specified in the Basic Lease Information.

b.

Commencement Date. Landlord and Tenant acknowledge that, prior to the Commencement Date, Tenant will occupy the Premises, or a portion thereof, pursuant to a sublease or assignment of a prior lease between Landlord’s predecessor in interest and Chicago Title Company. This Lease is conditioned upon Landlord’s prior review and approval of the agreement between Tenant and Chicago Title Company pursuant to which Tenant occupies the Premises, and is further conditioned upon Tenant’s and Chicago Title Company’s performance of all their obligations pursuant to the November 10, 2005 Lease between HSG Trust and Billa Management as Landlord and Chicago Title Company as Tenant and the agreement between Tenant and Chicago Title Company. At Landlord’s election, which election shall be made not more than sixty (60) days prior to the Commencement Date, Tenant’s obligation to pay Base Rent shall either: (i) commence June 1, 2012; or, (ii) Landlord may pay to Tenant for the estimated hard and soft costs of tenant improvements installed by Tenant, on or before the Commencement Date, cash equal to ($56,160.00) the Base Rent applicable to the period between the Commencement Date and June 1, 2012, such amount being an incentive Tenant requires to enter into this Lease. Upon Landlord’s election to issue payment to Tenant the first rent payment shall be due on or before December 1, 2012

c.

~~Premises Not Delivered. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant within ninety (90) days of lease execution (“Estimated Substantial Completion Date”), (i) Tenant shall not be obligated to pay Rent until the Commencement Date; (ii) the Term shall not be extended; (iii) the failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease; and (iv) Landlord shall not be subject to any liability.~~

~~Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to pay Rent or perform it other obligations until it receives possession of the Premises with the Tenant Improvements (hereinafter defined) substantially completed. If possession is not so delivered within sixty (60) days after the Estimated Substantial Completion Date, Tenant may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the parties to this Lease shall be discharged from all obligations hereunder except that Landlord shall immediately return to Tenant any sums paid by Tenant to Landlord in connection with this Lease up to the date of Tenant’s election to terminate. If such written notice is not received by Landlord within said ten (10) day period, Tenant’s right to cancel shall terminate.~~

d.	Commencement Date Memorandum. [Intentionally Deleted.].

e.

Option to Extend. Tenant shall have the option to extend the Lease Term for one (1) period of five (5) years (the “Extension Term”) on the same terms and conditions, except that the monthly Base Rent during the Extension Term shall be ninety-five percent (95%) of the fair market rental value of the Premises at the commencement of the Extension Term for comparable office space in downtown Santa Rosa, but in no event shall it be less than the Base Rent due for the last month of the original lease term. Such option must be exercised, if at all, by written notice from Tenant to Landlord given at least six (6) months prior to the expiration of the original Lease Term. At the time of providing notice of exercise of the option, and at all times between providing notice of exercise and the expiration of the original Lease Term this Lease shall be in full force and effect and there shall exist nor shall there be any default by Tenant which remains uncured beyond any applicable grace period.

f.

Fair Market Value. The term “fair market rental value” means the prevailing market rental rate in arm’s length transactions for leased premises between a comparable landlord and a tenant of comparable creditworthiness for a comparable use in a comparable building in the immediate area, giving appropriate consideration to annual rental rate (including operating expenses and taxes, if any, being paid by Tenant at the commencement of the renewal term), abatement provisions reflecting free rent and/or no rent, brokerage commissions, if any, length of lease term, size and location of premises being leased, tenant improvement allowances, inducements, moving allowances, and other tenant benefits and concessions.

Within thirty (30) days after Tenant exercises its option to extend, the parties shall endeavor through good faith negotiations to agree in writing upon the fair market rental value of the Premises as of the commencement date for the Extension Term. If Landlord and Tenant are unable to agree, fair market rental value will be determined by appraisal. Landlord and Tenant each shall give notice to the other setting forth the name and address of an appraiser designated by the party giving such notice. If either party shall fail to give notice of such designation within ten (10) days, then the first appraiser chosen shall make the determination alone. If two appraisers shall have been designated, such two appraisers shall, within thirty (30) days following the designation of the second appraiser, make their determinations of fair market rental value in writing and give notice thereof to each other and to Landlord and Tenant. Such two appraisers shall have twenty (20) days after the receipt of notice of each other’s determinations to confer with each other and to attempt to reach agreement as to the determination of fair market rental value. If such two appraisers shall concur as to the determination of the fair market rental value, such concurrence shall be final and binding upon Landlord and Tenant. If such two appraisers shall fail to concur by the end of said twenty (20) day period, then such two appraisers shall forthwith designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within ten (10) days, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction for the designation of an arbitrator. All appraisers and arbitrators shall be MAI certified real estate appraisers who shall have had at least ten (10) years continuous experience in the business of appraising or managing Class A office real estate in Santa Rosa, California or similar locations. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after his designation, choose one of the determinations of the two appraisers originally selected by the parties, and that choice by the third appraiser or arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any appraisal under this Paragraph 2.f, including the expenses and fees of any appraiser selected by it in accordance with the provisions of this Paragraph, and the parties shall share equally all other expenses and fees of any third appraiser or arbitration proceeding. The determination rendered in accordance with the provisions of this Paragraph shall be final and binding in fixing the fair market rental value. The appraisers and/or arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease.

If for any reason the fair market rental value shall not have been determined prior to the commencement of the Extension Term, then, until the fair market rental value and, accordingly, the Base Rent, shall have been finally determined, the Base Rent payable during the Extension Term, shall be equal to the fair market rental value proposed by Landlord. Upon final determination of the fair market rental value, an appropriate adjustment to the Base Rent shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Base Rent from the commencement of the Extension Term to the date of such final determination.

3.	Rent.

As used in this Lease, the term “Rent” shall include: (i) the Base Rent; (ii) Tenant’s Percentage Share of the total dollar increase, if any, in the Operating Expenses paid or incurred by Landlord during the calendar year over the Operating Expenses paid or incurred by Landlord during the Base Year (as set forth in the Basic Lease Information) pursuant to Section 5, and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. If any installment of Rent is not paid by the tenth (10th) day of the month, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of the delinquent installment, in addition to the installment of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord. In addition to the five percent (5%) late charge, any Rent or other amounts owing hereinunder which are not paid within ten (10) days after the date they are due shall thereafter bear interest at the rate (“Interest Rate”) which is the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

4.	Base Rent.

a.

Initial Base Rent. Tenant shall pay Base Rent to Landlord (or other entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Landlord’s address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Initial Base Rent shall be the amount set forth in the Basic Lease Information. By June 1, 2012, Tenant shall pay an amount equal to the monthly Base Rent stated on the Basic Lease Information, which shall be credited against the Base Rent due at the beginning of the Term. If Landlord chooses to pay the amount outlined in paragraph 2b than tenant shall start rent payment on December 1, 2011.

	b.	Rental Adjustment. The Initial Base Rent shall increase on December 1, 2012, and on each anniversary thereafter, by the amount set forth in the Rent Adjustment Addendum.

5.	Additional Rent - Annual Rent Adjustments/Operating Expenses.

a.

Increase in Operating Expenses. Beginning with the calendar year 2012, Rent shall include Tenant’s Percentage Share of the total dollar increase, if any, in the Operating Expenses paid or incurred by Land lord during the calendar year over the Operating Expenses paid or incurred by Landlord during the Base Year. If the occupancy of the Building during the Base Year is less than 100%, Landlord shall make an appropriate adjustment of the Operating Expenses for the Base Year, using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been 100% occupied. This amount shall be considered to have been the amount of Operating Expenses for the Base Year.

b.

Operating Expenses. The term “Operating Expenses” shall include all reasonable expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, Common Areas and Premises, surrounding property and supporting facilities. Operating Expenses shall include, without limitation, the following: (i) all impositions relating to the Building, Common Areas and Premises, including the Real Property Taxes (as defined in Section 5.d.); (ii) premiums for insurance relating to the Building, Common Areas and Premises as set forth in Sections 13.b., 13.d. and 13.h.; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials and equipment rental used in operations; (v) all maintenance, janitorial, security and service costs; (vi) a management cost recovery; (vii) legal and accounting expenses, including the cost of audits by certified public accountants; (viii) repairs, replacements and general maintenance (excluding those paid for by proceeds of insurance or other parties, and alterations attributable solely to other tenants of the Building); (ix) all maintenance costs relating to the Building and Common Areas, including sidewalks, landscaping, service areas, mechanical rooms, parking areas, Building exterior and driveways; (x) amortization of the capital improvements to the extent the capital improvements reduce other Operating Expenses or to the extent that they are required by governmental authorities; (xi) all other operating, management and other expenses incurred by Landlord in connection with operation of the Building and Common Areas; (xii) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and Common Areas, entranceways, sidewalks, etc.; and (xiii) ground rent payments, if any.

Notwithstanding anything contained herein to the contrary, Operating Expenses shall not include the following:

A. Repairs or other work occasioned by the exercise of right of eminent domain;

B.          Leasing commissions, attorneys’ fees, costs and disbursements and other expenses, all of which are incurred in the connection with negotiations or disputes with tenants, other occupants or prospective tenants;

C.          Renovating or otherwise improving or decorating, painting or redecorating leased space for tenants or other occupants or vacant tenant space, other than ordinary maintenance provided to all tenants,;

D.          Landlord’s costs of electricity and other services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge over and above the base rent and operating expense or other rental adjustments payable under the Lease with such tenant, and domestic water sub metered and separately billed to tenants of the Building;

E. Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise (“Capital Items”), except for:

i.          the annual amortization (amortized over the useful life) of costs, including financing costs, if any, incurred by Landlord after the effective date of the Lease for any capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the effective date of the Lease;

ii.         the annual amortization (amortized over the useful life) of costs, including financing costs, if any, or any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to affect other economics in the operation or maintenance of the Building); or

iii. minor capital improvements, tools, or expenditures to the extent each such improvement or acquisition costs less than Three Thousand ($3,000.00);

F. Expenses in connection with services or other benefits of a type which Tenant is not entitled to receive under the Lease but which are provided to another tenant or occupant;

G. Cost incurred due to violation by Landlord or any tenant of the terms and conditions of any lease;

H.          Overhead and profit paid to subsidiaries or affiliates of Landlord for services on or to the Building and/or Premises, to the extent only that the costs of such services exceeds competitive costs or such services were they not so rendered by a subsidiary or affiliate; provided, however, that the property management fee charged by an affiliate of Landlord shall not be in excess of the rates then customarily charged for building management for buildings of like class and character;

I. Interest on debt or amortization payments on any mortgage or mortgages and under any ground or underlying leases or lease;

J. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

K. Any particular items and services for which Tenant otherwise reimburses Landlord by direct payment over and above base rent and operating expense adjustment;

L. Advertising and promotional expenditures;

M. Any expenses for which Landlord is compensated through proceeds of insurance

N.         Any and all costs arising from the release of hazardous materials or substances (as defined by applicable laws in effect on the date the Lease is executed) in or about the Premises, the Building or the land on which the Building is situated in violation of applicable law including, without limitation, hazardous substances in the ground water or soil, not placed by Tenant in the Premises, the Building, or the land on which the Building is situated;

O.         Costs incurred in connection with upgrading the Building to comply with the current interpretation of disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the effective date of the Lease, including, without limitation, the Americans with Disabilities Act (42 U.S.C. 12101 et seq.) and any penalties or damages incurred due to such non-compliance.

P. Any insurance deductible amount incurred by Landlord in connection with any event for which Landlord is insured.

Landlord shall not be in default under this Lease, nor be liable for any damages resulting from, nor shall the required Base Rent or Additional Rent be abated because of: (i) the installation, use, or interruption of use of any equipment in connection with owning, operating, or maintaining of the Building, Common Areas and Premises, surrounding property and supporting facilities; (ii) failure to furnish or delay in furnishing these services, when failure or delay is caused by accident or conditions beyond the reasonable control of Landlord or by necessary repairs or improvements to the Premises or to the Building; or, (iii) the limitation curtailment, rationing or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts to diligently remedy interruptions in the furnishing of these services.

c.

Monthly Increments; Adjustment. Prior to the commencement of each of calendar year, Landlord shall estimate the amount of the Operating Expenses payable by Tenant for the next calendar year pursuant to this Section. With the exception of the base year Tenant shall pay to Landlord, on the first of each month, in advance, one-twelfth (1/12) of Landlord’s estimate. Within ninety (90) days after (or as soon thereafter as possible) the close of each calendar year, Landlord shall provide Tenant with a statement to account for any difference between the actual and the estimated Operating Expenses for the previous year. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this Section, Landlord shall credit the overpayment against Tenant’s Percentage Share of Operating Expenses within thirty (30) days after Tenant’s receipt of Landlord’s statement. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this Section, Tenant shall pay the amount of the underpayment to Landlord, as Additional Rent, within thirty (30) days after Tenant’s receipt of Landlord’s statement. However no underpayment will be due during the base year. If less than one hundred percent (100%) of the rentable area of the Building is occupied, Operating Expenses shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses if one hundred percent (100%) of the total rentable area of the Building were occupied.

d.

Definition of Real Property Taxes. The term “Real Property Taxes” shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant’s delinquency), or tax, other than net income, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term.

e.

Acknowledgment of Parties. It is acknowledged by Landlord and Tenant that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

f.

Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant’s personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

g.

Tenant’s Right to Audit Operating Expenses. Tenant shall have the right, after reasonable notice and at reasonable times during business hours, at Tenant’s sole cost and expense (and, to the extent Tenant retains consultants in connection with the audit, such consultants shall be paid on an hourly basis and not on a contingency basis or a percentage of savings), to inspect and photocopy Landlord’s accounting records relating to Operating Expenses and claimed expenses arising under this Section 5, and to dispute the amount and/or its proportionate share thereof. Tenant must pay in full the assessed charges when due and any agreed upon discrepancy will be adjusted. The audit should be conducted within 60 days of tenant receiving year end operating expense adjustments and can be for only the most current adjustment period. The audit results must be kept confidential. If the Tenant and Landlord do not mutually agree on the findings of the Operating Expense audit then a jointly approved auditor will be appointed. If the jointly appointed auditor finds that the Landlord overstated the Operating Expenses by more than 5%, then the Landlord shall pay all expenses of the auditor. If the jointly appointed auditor finds that the Operating Expenses were not overstated by more than 5%, then the Tenant shall pay all expenses of the auditor and all the reasonable fees incurred by Landlord’s management company or accountant in connection with the audit.

6.	Proration of Rent.

If the Rent Commencement Date is not the first day of the month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Subsection 5.c. which are to be performed after the termination.

7.	Tenant Improvements.

[Intentionally Deleted.]

8.	Use of the Premises.

	a.	Use. The Premises shall be used solely for the use set forth in the Basic Lease Information and for no other use.

b.

Rules and Regulations. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit C. Landlord shall give Tenant thirty (30) days prior written notice of the adoption of new rules and regulations or any changes or additions to existing rules and regulations. All rules and regulations shall be applied to tenants in a non-discriminatory manner.

c.

Compliance. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises.

9.	Alterations.

a.

Permitted Alterations. Tenant shall give Landlord not less than ten (10) days’ notice of any alteration Tenant desires to make to the Premises. Tenant shall not make any alteration in, on or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall be allowed to make non-material alterations, additions or improvements to the Premises without Landlord’s consent; provided, however, that Tenant shall provide Landlord with at least ten (10) days notice prior to commencing any such alterations, additions or improvements. For the purpose of this paragraph, the term “non-material” shall mean any alteration, addition or improvement which does not affect the structure of the Building (including its Building systems) or the Premises and which costs less than $5,000.00. Tenant shall comply with all rules, laws, ordinances and requirements at the time Tenant makes any alteration and shall deliver to Landlord a complete set of “as built” plans and specifications for each alteration. Tenant shall be solely responsible for maintenance and repair of all alterations made by Tenant. As used in this Section 9, the term “alteration” shall include any alteration, addition or improvement.

b.

Liens. If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic’s lien or other lien is filed against the Premises, the Building, the Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys’ fees, resulting from the lien.

c.

Ownership of Alterations. Any alteration made by Tenant shall immediately become Landlord’s property. Landlord may require Tenant, in Landlord’s written consent to such alteration, at Tenant’s sole expense and by the end of the Term, to remove any alterations made by Tenant and to restore the Premises to its condition prior to the alteration. Tenant shall be free to leave in place any alteration upon termination or expiration of the term of the Lease unless Landlord specified in its written consent to such alteration that they must be removed prior to the expiration or earlier termination of the Lease.

10.	Repairs.

Tenant, at all times during the Term and at Tenant’s sole cost and expense, shall keep the Premises and every part thereof in good condition and repair; ordinary wear and tear, damage thereto not caused by Tenant, damage by fire, earthquake, acts of God or the elements excepted. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

In addition, and subject to reimbursement pursuant to Section 5, Landlord covenants and agrees Landlord will do the following:

A.          Maintain the exterior of the Building containing the Premises, together with all landscaping and parking garage located in said Building, in good order and repair consistent with a Class A office building in downtown Santa Rosa;

B.          Make all repairs (including all subsurface repairs to electric wiring, risers, plumbing, heating, air conditioning and any other Building systems serving the Premises); excluding any Tenant specific cabling, phone lines, wiring, specialized HVAC or other items not installed by Landlord.

C.          Make all structural repairs (including all subsurface repairs) to said Building, including but not limited to, all repairs to the foundation, roof, structure, exterior walls, and common area doors and windows.

Tenant shall promptly notify Landlord of the necessity of any repairs of which Tenant may have knowledge and for which Landlord may be responsible under the provisions of this paragraph.

11.	Damage or Destruction.

a.

Landlord’s Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

b.

Right to Terminate. Landlord and Tenant each shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that the repair of the Premises or the Building cannot be completed within two hundred seventy (270) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after the damage or destruction, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect.

c.

Limited Obligation to Repair. Landlord’s obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Building warm shell. Tenant, at its option and expense, shall replace or fully repair all trade fixtures, tenant improvements, equipment and other improvements installed by Tenant and existing at the time of the damage or destruction.

d.

Abatement of Rent. In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Base Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s personal property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereafter enacted.

e.

Damage Near End of Term and Extensive Damage. In addition to the rights to termination under Sub-section 11.b., Landlord shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage if the Premises or the Building is substantially destroyed or damaged (i.e., there is damage or destruction which Landlord determines would require more than six [6] months to repair) and made untenantable during the last twelve (12) months of the Term. Landlord shall give notice of its election to terminate this Lease under this Subsection 11.e. within thirty (30) days after Landlord determines that the damage or destruction would require more than six (6) months to repair. If Landlord does not elect to terminate this Lease, the repair of the damage shall be governed by Subsection 11.a. or 11.b., as the case may be.

f.

Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for those proceeds which specifically insured Tenant’s personal property and trade fixtures.

g.

Tenant’s Right to Terminate. Tenant shall have the right to terminate the Lease if Landlord shall not have completed the repairs or restoration within two hundred seventy days from the date of casualty, which may be extended due to Acts of God, perils of nature and third party approvals out of the control of Landlord.

12.	Eminent Domain.

If all or any part of the Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within thirty (30) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Tenant’s use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant’s business, moving and relocation expenses and removal of Tenant’s trade fixtures and personal property.

13.	Indemnity and Insurance.

a.

Indemnity. Except if caused by the gross negligence or willful misconduct of Landlord or its agents, Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and its constituent parts and hold them harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises arising out of the use or occupancy of the premises by Tenant, the acts or omission of the Tenant’s invitees and guests, and the conduct of business by Tenant on the premises, and Tenant hereby releases Landlord and its constituent parts from any and all liability for the same except if caused by the gross negligence or willful misconduct of Landlord or its agents. Tenant’s obligation to indemnify Landlord and its constituent parts hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury for which Tenant has indemnified Landlord in Section 13(a), and to pay any judgments, settlements, costs, fees and expenses, including attorneys’ fees, incurred in connection therewith.

b.

Fire and Extended Coverage. Landlord shall procure and maintain in full force and effect with respect to the Building a policy or policies of all risk insurance in an amount equal to at least ninety percent (90%) of the full insurance replacement value thereof, the expense of which shall be reimbursed under Section 5.

c.

Public Liability. Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term a policy or policies of comprehensive public liability insurance, written by an insurance company approved by Landlord, in the form customary to the locality, insuring Tenant’s activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, covering bodily injury in the amounts of Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence, and covering property damage in the amount of full replacement value; provided, however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof.

d.

Rental Abatement Insurance. Landlord may keep and maintain in full force and effect during the Term rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of Rent payable by Tenant during one (1) year of the Term, as reasonably determined by Landlord, the expense of which shall be reimbursed under Section 5.

e.

Insurance Certificates. Tenant shall furnish to Landlord, upon the Commencement Date and thereafter within thirty (30) days prior to the expiration of each policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this Section 13. The certificates shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as insured. Landlord, its successors, agents, assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as an insured under each policy of insurance maintained by Tenant pursuant to this Lease.

	f.	Tenant’s Failure. Tenant’s failure to maintain any insurance required by this Lease, shall be an Event of Default, and Tenant shall be liable for any loss or costs resulting from the failure.

g.

Tenant’s Property and Fixtures. Tenant shall assume the risk of theft or damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant, or as to which Tenant retains the right of removal from the Premises.

h.

Earthquake and Flood Insurance. In addition to any other insurance policies carried by Landlord in connection with the Building, Landlord may elect to procure and maintain in full force and effect during the Term with respect to the Building a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under the earthquake/volcanic and flood and/or surface water insurance, in an amount equal to one hundred percent (100%) of the full insurance replacement value (including debris removal and demolition) of the Building. All premiums for insurance under this section 13..h. are subject to reimbursement under Section 5

14.	Assignment or Sublet.

If Tenant desires to assign this Lease or to sublet the Premises, or any part thereof, Tenant shall give to Landlord written notice of its intent at least thirty (30) days in advance of the date on which Tenant desires to assign or sublet the Premises. Landlord shall have thirty (30) days after receipt of Tenant’s written notice within which to notify Tenant in writing that Landlord elects to (i) permit Tenant to assign this Lease or sublet the Premises, subject, however, to written approval of the proposed assignee or subtenant by Landlord, and further subject to the requirement that Tenant enter into written agreements with Landlord and the assignee or subtenant requiring that fifty percent (50%) of the excess moneys due to Tenant under the assignment or sublet over the Rent to be required to be paid by Tenant hereunder shall be paid to Landlord; or (ii) refuse to consent to Tenant’s assignment or sublet and to continue this Lease in full force and effect as to the entire Premises. Landlord’s consent to any Assignment or Sublet shall not be unreasonably witheld. If Landlord fails to notify Tenant in writing of its election within the thirty (30) day period, Landlord shall be deemed to have elected the option set forth in Subsection (i) hereof. No consent by Landlord to any assignment or sublet shall be deemed to be a consent to a use not permitted under this Lease, to any act in violation of this Lease or to any subsequent assignment or sublet. No assignment or sublet by Tenant shall relieve Tenant of any obligation under this Lease. Any attempted assignment or sublet by Tenant in violation of the terms and covenants of this Section shall be void.

Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold consent in the following instances: (i) if at the time consent is requested or at any time prior to the granting of consent, an Event of Default has occurred under this Lease; (ii) if the proposed assignee or subtenant is a governmental agency; (iii) if, in Landlord’s reasonable judgment, use of the Premises by the proposed assignee or subtenant would not be comparable to the office use by other tenants in the Building, would entail alterations that would materially lessen the value of the leasehold improvements in the Premises (unless Tenant provides adequate security to ensure that the Premises will be restored to their prior condition), would resulting more than a reasonable number of occupants, or would require substantially increased services by Landlord; (iv) if the financial worth of the proposed assignee or subtenant does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms; or, (v) if, in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenants is not consistent with the quality or businesses of the other tenancies in the Building.

Notwithstanding anything contained herein to the contrary, Tenant shall have the right to assign, hypothecate, or mortgage the Lease, or sublet the Premises or any portion thereof, without the consent of Landlord, including any assignment or sublease: (i) to any corporation with which Tenant may merge or consolidate, which acquires all or substantially all of the shares of stock or assets of Tenant or which is a parent or subsidiary of Tenant, or which is the successor corporation in the event of a corporate reorganization; (ii) to any entity controlled by, controlling, or under common control with American River Bankshares; (iii) to any entity controlled by, controlling, or under common control with Tenant. Any such assignment shall not relieve Tenant of liability under this Lease unless expressly approved in writing by Landlord. “Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of an entity. Notwithstanding anything in the Lease to the contrary, no change of control of Tenant shall require the consent of the Landlord.

15.	Default.

a.

Tenant’s Default. At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (severally, “Event of Default”; collectively, “Events of Default”) shall occur: (i) if Tenant shall have failed to pay Rent, including Tenant’s Percentage Share of increased Operating Expenses, or any other sum required to be paid hereunder when due, together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive and such failure continues for ten (10) days after receipt of written notice thereof from Landlord; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within thirty (30) days after written notice from Landlord if the breach could reasonably be cured within the thirty (30) day period; provided, however, if the failure could not reasonably be cured within the thirty (30) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant’s business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vi) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (vii) if Tenant shall have failed to comply with the provisions of Sections 23 or 25 of this Lease. An Event of Default shall constitute a default under this Lease.

b.

Remedies Upon Tenant’s Default. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

(i)

Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

(ii)

Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant’s cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys’ fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Subsections (ii)(a) and (ii)(b) is computed by allowing interest at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

c.

Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion.

16.	Landlord’s Right to Perform Tenant’s Covenants.

If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys’ fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

17.	Security Deposit.

Intentionally omitted

18.	Surrender of Premises.

On the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear excepted. Tenant shall remove from the Premises all of Tenant’s personal property, trade fixtures and any alterations required to be removed pursuant to Section 9 of this Lease. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant’s expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys’ fees and costs. Should Tenant surrender the premises Landlord shall not allow another bank branch to open for business prior to forty five (45) days after the date of Tenants last day of occupancy.

19.	Holding Over.

If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the termination of this Lease without the consent of the landlord, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred fifty percent (150%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord’s request

20.	Access to Premises.

Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon twenty-four (24) hours prior notice, except in an emergency, to inspect the Premises; to post Notices of Nonresponsibility and similar notices and to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants; to make necessary alterations, additions, improvements or repairs either to the Premises, the Building, or other premises within the Building; and to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant’s operations. In a non emergency situation Landlord and Landlord’s agents shall be accompanied by the Tenant.

21.	Signs.

The size, design, color, location and other physical aspects of any sign in or on the Building shall be subject to Landlord’s approval prior to installation which approval shall not be unreasonably withheld, or delayed, and to any appropriate municipal or other governmental approvals. Landlord, at Landlord’s sole cost and expense shall provide lobby directory board signage to Tenant. Tenant, at its sole cost and expense, shall be allowed to install suite entry signage and Building top signage with Landlord’s approval which shall not be unreasonably withheld or delayed. Tenant shall give Landlord written notice no later than one hundred eighty (180) days after the Commencement Date of Tenant’s intention to proceed to install building top signage. If Landlord does not receive written notice within the time specified, or if Tenant shall thereafter fail to proceed without undue delay to install the building top signage, Landlord shall have the right to offer the signage area to another tenant with no further liability to Tenant. The costs of any permitted sign, and the costs of its installation, maintenance and removal shall be at Tenant’s sole expense. Tenant, at its sole cost and expense, shall also be responsible to repair any damage caused by such removal and shall restore the area to the condition prior the installation of such signage.

22.	Waiver of Subrogation.

Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in the Premises, the Building or the Property; to improvements to the Building or personal property (building contents) within the Building; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant and in force at the time of any such damage, except Worker’s Compensation insurance in situations where Landlord is at fault, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer. Because this Section 22 will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section 22 and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section 22.

23.	Subordination.

a.

Subordinate Nature. Except as provided in Subsection b., this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Property, the Building or the Premises, to the CC&R’s, and to all renewals, modifications, consolidations, replacements and extensions thereof. Within fifteen (15) days after Landlord’s written request, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease (“Lessor”), or the holder or holders of any mortgage or deed of trust (“Holder”) to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be.

b.

Possible Priority of Lease. If a Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within fifteen (15) days of Landlord’s notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

c.

Recognition or Attornment Agreement. If Landlord or Holder requests Tenant to execute a document subordinating this Lease, the document shall provide that, so long as Tenant is not in default, Lessor or Holder shall agree to enter into either a recognition or attornment agreement with Tenant, or a new lease with Tenant upon the same terms and conditions as to possession of the Premises, which shall provide that Tenant may continue to occupy the Premises so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant.

24.	Transfer of the Property.

Upon transfer of the Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and from all liability for the Security Deposit. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

25.	Estoppel Certificates.

Within fifteen (15) days following written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord. The certificate shall: (i) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledge that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults; (iii) evidence the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Property from Landlord; and, (iv) other matters as may reasonably be requested by Landlord.

26.	Mortgagee Protection.

In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Property and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Property or the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

27.	Attorneys’ Fees.

If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor.

28.	Brokers.

Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease. The leasing commission shall be payable as follows: (i) one-half (1/2) upon execution of this Lease; and, (ii) one-half (1/2) upon Tenant’s occupancy after the Lease Commencement Date. The commission shall be calculated based upon Base Rent during the initial Lease Term based on the initial Base Rent and shall be equal to the schedule as outlined in the listing agreement.

29.	Utilities and Services.

Provided that there has been no Event of Default, Landlord agrees to furnish, or cause to be furnished, to the Premises the utilities and services described in the standards for Utilities and Services, set forth in Exhibit D, subject to the conditions and in accordance with the standards set forth therein. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord’s failure to furnish any of the foregoing when the failure is caused by accident, breakage, or repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord’s reasonable control. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service.

30.	Intentionally Omitted.

~~If the Premises are needed for use in conjunction with another suite or for other reasons connected with Landlord’s Building planning requirements, upon notifying Tenant in writing (“Relocation Notice”), Landlord shall have the right to move Tenant to other space in the Building. If Landlord moves Tenant, Landlord shall pay Tenant’s reasonable moving expenses and the terms and conditions of this Lease shall remain in full force and effect, except that a revised Exhibit A shall become part of this Lease and shall reflect the location of the new space, and the Basic Lease Information shall be amended to include and state all correct data as to the new space. Neither Landlord nor its subsidiaries, agents, directors or employees shall be liable for any consequential damages of Tenant caused by a relocation.~~

31.	Acceptance.

Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant’s offer to lease under the terms hereof and receipt by Landlord of the Rent for the first month of the Term and the Security Deposit in connection with Tenant’s submission of the offer, Landlord shall be entitled to retain the sums and apply them to damages, costs and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord rejects the offer, the sums shall be returned to Tenant.

32.	Use of Building Name.

Tenant shall not employ the name of the Building in the name or title of its business or occupation without Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant’s consent and without any liability to Landlord.

33.	Recording.

Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other. Landlord acknowledges that Tenant may be required to file the lease as an exhibit on a Form 8-K.

34.	Quitclaim.

Upon any termination or expiration of this Lease pursuant to its terms, Tenant, at Landlord’s request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant’s interest in the Premises, Building and Property created by this Lease.

35.	Notices.

Any notice or demand required or desired to be given under this Lease shall be in writing and shall be given by hand delivery, electronic mail (e.g., telecopy), the United States mail or reputable overnight delivery service (for example, FedEx or UPS). Notices which are sent by electronic mail shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

36.	Landlord’s Exculpation.

In the event of default, breach or violation by Landlord (which term includes Landlord’s partners, co-venturers and co-tenants, and officers, directors, employees, agents and representatives of Landlord and Landlord’s partners, co-venturers and co-tenants) of any of Landlord’s obligations under this Lease, Landlord’s liability to Tenant shall be limited to its ownership interest in the Building and Property or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable, or liable in any event, for any deficiency beyond its ownership interest in the Building and Property.

37.	General.

a. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

b. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

c.          Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

d.          Choice of Law; Construction. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

e.          Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

f. Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Lease is assignable).

g.          Waiver. The waiver of Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

h.          Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

i. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

j. Exhibits. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

k. Addendum. The Addendum, if any, attached hereto is hereby incorporated herein and made an integral part hereof.

38.	Representations.

Landlord represents and warrants to Tenant that it is the owner of the Premises with full power and authority to enter into this Lease. The party signing on behalf of Tenant represents and warrants that it has the power and authority to enter into this Lease and sign on behalf of the corporation.

39.	Quiet Enjoyment.

The Landlord covenants and agrees that so long as the Tenant shall perform its obligations under this Lease, the Tenant shall have quiet enjoyment of the Premises and all appurtenances thereto, and the Landlord shall defend, and save harmless, the Tenant from any and all costs, expenses, losses and damages by any third party contesting the Tenant’s right of possession under this Lease or interfering with Tenant’s quiet enjoyment hereunder. Landlord shall not, during the term of this Lease, in any manner interfere with, or disturb, the quiet enjoyment and use by the Tenant, or any Premises occupants under this Lease. Landlord’s right to enter upon the Premises to repair or to exercise or perform any other right or obligation under the terms of this Lease shall be exercised in a manner consistent with the Tenant’s right of quiet enjoyment as set forth herein.

40.	Americans With Disability Act.

Landlord covenants that as of the Commencement Date of this Lease, the Building and its common areas shall comply with all applicable provisions of the Americans With Disabilities Act of 1990 (the “ADA”). Any expenses of bringing the Building and/or its common areas into ADA compliance for pre-existing violations as of the Commencement Date shall be borne by Landlord exclusively. In the event that Landlord performs improvements or alterations in the Building or to the common areas that trigger the Building or the common areas to be updated to bring it into compliance with any ADA laws passed after the Commencement Date, Landlord will perform the obligations required to bring the Building or the common areas up to the then current codes, and such expense shall be subject to reimbursement under Section 5. Tenant shall be responsible for compliance with the ADA as it relates to the Premises specifically, including Tenant’s permitted use thereof. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Building or of the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Building or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Building or the Premises.

IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below, effective as of the date first above written.

LANDLORD:

90 E Street, LLC, a Delaware limited liability company

	By:	Billa Management, LLC, a Delaware limited liability company

	Its:	Manager

	By:	/s/ Ajaib S. Bhadare

Ajaib S. Bhadare, Manager

TENANT:

North Coast Bank, a division of American River Bank
Date
Executed: 12-23-08		By	/s/ Mitchell A. Derenzo

	Print Name		Mitchell A. Derenzo

		Its	Chief Financial Officer

TO BE COMPLETED UPON OCCUPANCY

EXHIBIT B

COMMENCEMENT DATE MEMORANDUM

LANDLORD: 90 E Street LLC

a California general partnership

TENANT: North Coast Bank

a division of American River Bank

LEASE DATE: October 14, 2008

PREMISES: 90 S. E Street, Suite 110

Santa Rosa, California 95401

Pursuant to Section 2.d. of the above-referenced Lease, the Commencement Date hereby is established as November 13, 2011, and the Expiration Date hereby is established as January 31, 2019.

LANDLORD

90 E Street LLC,

a California general partnership

By ______________________

Its Authorized Representative

TENANT

North Coast Bank,

a division of American River Bank

By ______________________

Its Authorized Representative

EXHIBIT C
RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlord's standard charge for any changes by Tenant.

3. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors on the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5. No Tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas of the Building by other tenants.

6. All cleaning and janitorial services for the Building shall be provided exclusively through Landlord, and, except with the written consent of Landlord, no person or persons other than those approved by the Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or person.

7. Landlord will furnish Tenant, free of charge, one (1) key to Tenant's suite entrance for each two hundred fifty (250) rentable square feet of the Premises. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises. If Tenant loses any keys furnished by Landlord, Tenant shall pay Landlord the cost of rekeying the Premises.

8. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

9. The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between the hours, in the manner and in the elevators as may be designated by the Landlord.

10. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building shall be placed and maintained by the Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

12. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

13. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use.

14. All entrance doors to the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress to and from the Premises.

15. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

16. Landlord reserves the right to exclude any person from the Building after normal business hours, unless that person is known to the person or employee in charge of the Building or is properly identified. Tenant shall be responsible for all employees, clients or visitors and shall be liable to Landlord for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

17. Tenant shall close and lock the door of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run.

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Landlord shall approve in writing the method of attachment of any objects affixed to walls, ceilings or doors in the Premises. Tenant shall repair, or be responsible for the cost of repair of, any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the prior written consent of Landlord.

22. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

23. Landlord reserves the right to exclude or expel from the Building any person who, in the Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

28. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

29. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the building and Common Areas.

30. Tenant's requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant shall not leave vehicles in the Building parking areas overnight. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

32. The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord, and move-ins and move-outs shall take place only after 6:00 p.m. on weekdays, on weekends, or at other times as Landlord may designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by the Landlord. If Tenant's movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amount required to repair the damage.

33. No cooking shall be permitted on the Premises, except with a microwave oven, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging or for any improper, objectionable or immoral purpose.

34. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

35. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

36. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend,in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the building.

37. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservations of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

38. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

EXHIBIT D

UTILITIES AND SERVICES

The standards set forth below for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto, which do not materially affect Tenant's rights. Landlord shall give notice to Tenant, in accordance with provisions of this Lease, of material modification and additions.

1. Provision By Landlord.

a. **Elevator.** Where applicable, provide unattended automatic elevator facilities Monday through Friday, except holidays, from 8:00 a.m. to 6:00 p.m., and have at least one elevator available at all other times.

b. **Ventilation.** Ventilate the Premises and furnish air-conditioning or heating Monday through Friday, except holidays, from 8:00 a.m. to 6:00 p.m. (and at other times for the additional charges described in Paragraph 2) to the extent required for the comfortable occupancy of the Premises, subject to governmental regulation. The air-conditioning system achieves maximum cooling when the window coverings and sliding glass doors are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all sliding glass doors in the Premises closed whenever the system is in operation. Tenant shall cooperate to the best of its ability at all times with Landlord and shall abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-conditioning system. Tenant shall not connect any apparatus, device, conduit or pipe to the Building's chilled and hot water air-conditioning supply lines. Tenant and Tenant's servants, employees, agents, visitors, licensees or contractors shall not enter at any time the mechanical installations or facilities of the Building, or adjust, tamper with, touch or otherwise in any manner affect the installations or facilities. If any installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Premises, the re-balancing shall be performed by Landlord at Tenant's expense.

c. **Electricity.** Subject to the provisions of Paragraph 2, furnish to the Premises electric current as required by the Building standard office lighting and fractional horsepower office business machines in the amount of approximately one and eight-tenths (1.8) watts per square foot. If Tenant's electrical installation or electrical consumption is in excess of the quantity described above, or extends beyond normal business hours, Tenant shall reimburse Landlord monthly for the measured consumption. Tenant shall not connect any apparatus or device with wires, conduits or pipes, or other means by which the services are supplied, for the purpose of using additional or unusual amounts of the services without the prior written consent of Landlord. At all times Tenant's use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installation, except as provided in working drawings approved by Landlord.

d. **Water.** Make water available in public areas for drinking and lavatory purposes only.

e. **Janitorial Service.** Provide building standard janitorial service 5 days a week to the Premises, provided the Premises are used exclusively as offices, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord any cost incurred by Landlord for janitorial services in excess of those generally provided for other tenants in the Building.

2. Additional Charges.

Landlord may impose a reasonable charge for any utilities and services, including air-conditioning, electric current, water and janitorial service, required to be provided by Landlord by reason of (i) any use of the Premises at any time other than between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday, except holidays; (ii) any use beyond what Landlord agrees to furnish as described above; or (iii) special electrical, cooling and ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses.

3. Rules and Regulations.

Tenant agrees to cooperate at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the utilities and services. Any failure to pay any excess costs as described above with the next installment of Rent due after receipt of a statement for such services shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights granted in this Lease for a breach.

4. Stopping of Service.

Landlord reserves the right to stop services of the elevator, plumbing, ventilation, air-conditioning and electric systems when necessary by reason of accident or emergency, or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until the repairs, alterations or improvements have been completed. Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air-conditioning or electric service when prevented by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's reasonable control.

5. Notice.

To the extent practical, Landlord shall attempt to give Tenant notice of proposed shutdowns of services.

6. After Hours Utilities

After hours HVAC service is available at a rate to be determined by Landlord.

Requests for after hours HVAC must be made during business hours no later than forty-eight (48) hours prior to start of additional service. Landlord shall use its best efforts to accommodate all requests for after hours HVAC whenever received.

7. Building Holidays

New Years Day
Memorial Day
Independence Day
Labor Day
Thanksgiving Day
Christmas Day

On the above holidays, the Building is closed but Tenant keys will access the Premises. All utilities except HVAC are provided. Janitorial service is not provided.

When a holiday falls on a Sunday, the Building will normally observe the holiday the following Monday. When a holiday falls on a Saturday, the Building will normally observe the holiday the preceding Friday.

ADDENDUM ONE

RENT ADJUSTMENT(S)

STANDARD LEASE ADDENDUM

Dated October 14, 2008

By and Between (Lessor) 90 E Street LLC

(Lessee) North Coast Bank

Address of Premises: 90 E Street, Suite 110
Santa Rosa, CA 95404

Paragraph 42

A. **RENT ADJUSTMENTS:**

The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

☐ I. **Cost of Living Adjustment(s) (COLA)**

a. On (Fill in COLA Dates): ______________________________

the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):

______________________________, All Items (1982-1984 = 100), herein referred to as "CPI".

b. The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): the ☐ first month of the term of this Lease as set forth in ~~paragraph 1.3~~ ("Base Month") or ☐ (Fill in Other "Base Month"): ______________________________. The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.

c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

☐ II. **Market Rental Value Adjustment(s) (MRV)**

a. On (Fill in MRV Adjustment Date(s): ______________________________

the Base Rent shall be adjusted to the "Market Rental Value" of the property as follows:

1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:

(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker ("**Consultant**" - check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators

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shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.

2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.

b. Upon the establishment of each New Market Rental Value:
1) the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and
2) the first month of each Market Rental Value term shall become the new 'Base Month' for the purpose of calculating any further Adjustments.

☑ **III. Fixed Rental Adjustment(s) (FRA)**

The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
December 1, 2012	$9,640.80
December 1, 2013	$9,930.02
December 1, 2014	$10,227.92
December 1, 2015	$10,534.76
December 1, 2016	$10,850.80
December 1, 2017	$11,176.33
December 1, 2018	$11,511.62

B. **NOTICE:**
Unless specified otherwise herein, notice of any such adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

C. **BROKER'S FEE:**
The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

/s/ MD
INITIALS

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/s/ AB
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ADDENDUM TWO
STANDARD LEASE CONDITIONS ADDENDUM

To Lease dated October 14, 2008 by and between
Lessor 90 E Street LLC and Lessee North Coast Bank

A. Tenant Improvement Scope:

Lessor and Lessee to approve plans and specifications covering the layout of the premises and the scope of responsibility of the Tenant Improvements between Lessor and Lessee as stipulated in lease. Said approval shall be forthcoming within ten (10) days of acceptance hereof.

If Lessee installs any portion of the Tenant Improvements, he shall have the same responsibility as indicated above for Lessor and additionally Lessee shall remove all mechanic's liens, to satisfy all claims and meet all contract requirements with suppliers, contractors and employees arising out of said installation of improvements. Lessee to have workman compensation and liability insurance with a minimum $500,000 per occurrence for said installation and to name Lessor additional insured. Lessee shall indemnify and hold harmless Lessor for all claims of employees, invitees, materialmen, supplier arising out of said installation.

B. Financial Information:

Lessor has reviewed and approves financial statements and credit reports regarding Lessee.

Lessor may deliver such financial information in Lessor's possession to lending institutions, mortgage brokers, investors in the Industrial Center or prospective purchasers.

C. Permits:

Lessee will obtain a use permit and a wastewater discharge permit if required from the appropriate municipality within thirty (30) days of acceptance hereof. Lessee shall use due diligence in pursuing such permits and pay all costs associated with them. Lessee shall have the responsibility to maintain any use permits and to comply with all terms and conditions of said use permits during the term of this Lease. If Lessee's application for a use permit is denied, Lessor or Lessee may declare this lease void, in which event all deposits and prepaid rent shall be returned to Lessee.

D. Hazardous Waste:

"If Lessee uses, stores, or becomes aware of any hazardous waste or substances as listed by Proposition 65, he will advise Lessor within three (3) days of such existence and if the hazardous waste or substances were caused by Lessee or its agents, either obtain approval from Lessor and the appropriate governing agencies within thirty (30) days from notice or remove and clean up said hazardous waste to standards required by the Lessor and the appropriate governing agencies within sixty (60) days from notice."

"If Lessee, his invitees, employees, agents or associates cause or allow a spill, or contamination of the premises, common area, soil or surrounding area, then it will be the responsibility of Lessee to clean up said hazard to the degree required and within the time frame set by any public entity which has jurisdiction and particularly in response to the Super Fund Act and Proposition 65."

Lessor is responsible for any hazardous waste violations, occurrences or clean-up required prior to lease commencement or caused by Lessor or other tenants during the lease term without reimbursement from Lessee.

E. Lessee has reviewed and approves the scope and delineation of Lessee's and Lessor's responsibilities for lease expenses, including common area expenses, repairs and maintenance, taxes, insurance, capitol replacements, base year expenses, or other assessments, including past experienced costs under the subject lease. Lessor has provided the above mentioned items.

F. Area Measurement:

Lessee has reviewed and approves the system of measurement, the usable and rentable square footage of the subject premises.

Agreed by: Lessee: /s/ Mitchell A. Derenzo Date:

Agreed by: Lessor: /s/ Ajaib S. Bhadare Date: 12-23-08

ADDENDUM THREE
STANDARD LEASE DISCLOSURE ADDENDUM

Notice to Owners, Buyers and Tenants Regarding Hazardous Wastes or Substances and Underground Storage Tanks

Comprehensive federal and state laws and regulations have been enacted in the last few years in an effort to develop controls over the use, storage, handling, cleanup, removal and disposal of hazardous wastes or substances. Some of these laws and regulations, such as, for example, the so-called "Super Fund Act", provide for broad liability schemes wherein an owner, tenant or other user of the property may be liable for cleanup costs and damages regardless of fault. Other laws and regulations set standards for the handling of asbestos or establish requirements for the use, modification, abandonment, or closing of underground storage tanks.

It is not practical or possible to list all such laws and regulations in this Notice. Therefore, lessors and lessees are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice as well as other aspects of the proposed transaction. If various materials that have been or may be in the future determined to be toxic, hazardous or undesirable, or are going to be used, stored, handled or disposed of on the property, or if the property has or may have underground storage tanks for storage of such hazardous materials, or that such materials may be in the equipment, improvements or soil, it is essential that legal and technical advice be obtained to determine, among other things, what permits and approvals have been or may be required, if any, the estimated costs and expenses associated with the use, storage, handling, cleanup, removal or disposal of the hazardous wastes or substances and what contractual provisions and protection are necessary or desirable. It may also be important to obtain expert assistance for site investigations and building inspections. The past uses of the property may provide valuable information as to the likelihood of hazardous wastes or substances, or underground storage tanks being on the property.

The term "hazardous wastes or substances" is used in this Notice in its very broadest sense and includes, but is not limited to, all those listed under Proposition 65, petroleum base products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property. This Notice is, therefore, meant to apply to any transaction involving any type of real property, whether improved or unimproved.

Although Keegan & Coppin Co., Inc. or its salespeople, will disclose any knowledge it actually possesses with respect to the existence of hazardous wastes or substances, or underground storage tanks on the property, Keegan & Coppin Co., Inc. has not made investigations or obtained reports regarding the subject matter of this Notice, except as may be described in a separate written document, studies or investigation by experts. Therefore, unless there are additional documents or studies attached to this notice, lease or contract, this will serve as notification that Keegan & Coppin Co., Inc. or its salespeople make no representation regarding the existence or non-existence of hazardous wastes or substances, or underground storage tanks on the property. You should contact a professional, such as a civil engineer, geologist, industrial hygienist or other persons with experience in these matters to advise you concerning the property.

Americans with Disabilities Act (ADA) On July 26, 1991, President Bush signed the federal legislation known as the Americans with Disabilities Act (ADA) into law. The purpose of the ADA is to integrate persons with disabilities into the economic and social mainstream of American life. Title III of the ADA applies to Lessors and Lessees of "places of public accommodation" and "commercial facilities", and requires that places of public accommodation undertake "readily achievable" removal of communication and access barriers to the disabled. This requirement of Title III of the ADA is effective January 26, 1992.

It is important that building owners identify and undertake "readily achievable" removal of any such barriers in the common areas, sidewalks, parking lots and other areas of the building under their control.

The lessor and lessee are responsible for compliance with ADA relating to removal of barriers within the workplace i.e., arrangement of interior furnishings and access within the premises, and any improvements installed by lessor and lessee.

Keegan & Coppin Company, Inc. recommends that both parties seek expert advice regarding the implications of the Act as it affects this agreement.

Natural Hazards Disclosure Act:

"The property which is the subject of this contract may be situated in a Special Study Zone as designated under the Natural Hazards Disclosure Act, inclusive, of the California Public Resources Code; and, as such, the construction or development on this property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California, unless such report is waived by the City or County under the terms of that act. No representations on the subject are made by the lessor or agent, and the lessee should make his own inquiry or investigation".

Flood Hazard Area Disclosure:

The subject property may be situated in a "Special Flood Hazard Area" as set forth on a Federal Emergency Management Agency (FEMA) "Flood Insurance Rate Map" (FIRM) or "Flood Hazard Boundary Map" (FHBM). The law provides that, as a condition of obtaining financing on most structures located in a "Special Floods Hazard Area", lender requires flood insurance where the property or its attachments are security for a loan. Lessee should consult with experts concerning the possible risk of flooding.

Toxic Mold Disclosure (Pursuant to the Toxic Mold Protection Act of 2001)

The Toxic Mold Protection Act of 2001 requires any person who sells, transfers or rents residential, commercial or industrial property to disclose if they have ACTUAL KNOWLEDGE of a mold condition on the property. The law also requires the California Department of Health Services to identify tolerable exposure limits and develop guidelines for toxic mold identification and remediation. Property owners will be required to provide a more detailed disclosure on toxic mold once the Department of Health Services develops and adopts standards for identifying, measuring and remediating toxic mold.

The Toxic Mold Protection Act of 2001 does NOT require that a property owner have their property tested for toxic mold. It also does NOT require that an agent investigate a property for toxic mold. Property owners only need to disclose any ACTUAL KNOWLEDGE of a mold condition on their property until the above mentioned guidelines are developed and approved. This disclosure can be made on the Real Estate Transfer Disclosure Statement (TDS 11) Form. A chapter-discussing Mold has also been added to the Environmental Hazards: A Guide for Homeowners, Buyers, Landlords and Tenants booklet that must be provided to a buyer or tenant in the transaction. The chapter contains descriptions of mold, symptoms of mold exposure, and information on testing and cleanup procedures. The chapter also lists other publications available that discuss mold and indoor air quality. For local assistance, contact your county or city Department of Health, Housing, or Environmental Health.

Explanation of Mold Conditions on Property: (to be completed by Transfer or if they have ACTUAL KNOWLEDGE of a mold condition on the property.)

Acknowledgment:

Lessee: /s/ Mitchell A. Derenzo Date: ______________________

Lessor: /s/ Ajaib S. Bhadare Date: 12-23-08

ADDENDUM FOUR

LEASING DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIP

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction. With each specific transaction, you should read the Agency Disclosure and consider how you are being represented.

LANDLORD'S AGENT

A Landlord's agent under a listing agreement with the Landlord acts as the agent for the Landlord. A Landlord's agent or a subagent of that agent has the following affirmative obligations:

To the Landlord: A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Landlord.

To Tenant and Landlord: (a) Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party which does not involve the affirmative duties set forth above.

TENANT'S AGENT

A Tenant's agent can, with a Tenant's consent, agree to act as agent for the Tenant only. In these situations, the agent is not the Landlord's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Landlord. An agent acting only for a Tenant has the following affirmative obligations:

To the Tenant: A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Tenant.

To Tenant and Landlord: (a) Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party which does not involve the affirmative duties set forth above.

AGENT REPRESENTING BOTH LANDLORD AND TENANT

A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Landlord and the Tenant in a transaction, but only with the knowledge and consent of both the Landlord and the Tenant.

In a dual agency situation, the agent has the following affirmative obligations to both the Landlord and the Tenant:

(a) A fiduciary duty of utmost care, integrity, honest and loyalty in the dealings with either Landlord or Tenant.

(b) Other duties to the Landlord and the Tenant as stated above in their respective sections.

In representing both Landlord and Tenant, the agent may not, without the express permission of the respective party, disclose to the other party that the Landlord will accept a rent less than the listed rent or that the Tenant will pay a rent greater than the rent offered.

The above duties of the agent in a real estate transaction do not relieve a Landlord or Tenant from the responsibility to protect their own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise someone about real estate. If legal or tax advice is desired, consult a competent professional.

We acknowledge receipt of a copy of this disclosure and authorize the type of agency:

Orion Partners LTD. is the agent of:

__X__ The Tenant exclusively; or

______ Both the Tenant and Landlord

Tenant /s/ Mitchell A. Derenzo Date ______

Tenant ______ Date ______

Agent for Tenant Richard Henderson

Keegan & Coppin Co., Inc. is the agent of:

__X__ The Landlord exclusively; or

______ Both the Tenant and Landlord

Landlord /s/ Ajaib S. Bhadare Date 12-23-08

Landlord ______ Date ______

Agent for Landlord ______